Exhibit 21.1

Schedule of

Subsidiaries and Other Equity Investments

Subsidiary	Jurisdiction	Owner	Percentage Owner	Equity Interest Pledged

Pinnacle Foods Finance LLC	Delaware	Peak Finance Holdings LLC	100%	100%

Pinnacle Foods Group LLC	Delaware	Pinnacle Foods Finance LLC	100%	100%

Pinnacle Foods Finance Corp.	Delaware	Pinnacle Foods Finance LLC	100%	100%

Pinnacle Foods International Corp.	Delaware	Pinnacle Foods Group LLC	100%	100%

Pinnacle Foods Canada Corporation	Ontario	Pinnacle Foods International Corp.	100%	65%

Birds Eye Foods, Inc.	Delaware	Pinnacle Foods Group LLC	100%	100%

Avian Holdings LLC	Delaware	Birds Eye Foods, Inc.	100%	100%

Birds Eye Foods, LLC	Delaware	Avian Holdings LLC	100%	100%

Kennedy Endeavors, Incorporated	Washington	Birds Eye Foods LLC	100%	100%

Seasonal Employers, Inc.	New York	Birds Eye Foods LLC	100%	100%

BEMSA Holding, Inc.	Delaware	Birds Eye Foods LLC	100%	100%

Curtice Burns Foods of Canada Limited	Ontario	Birds Eye Foods LLC	100%	65%

GLK Holdings, Inc.	Delaware	Birds Eye Foods LLC	100%	100%

GLK, LLC	New York	Birds Eye Foods LLC	55.6%	100%

GLK , LLC	New York	GLK Holdings, Inc.	44.4%	100%

Rochester Holdco LLC	Delaware	Birds Eye Foods, Inc.	100%	100%

Pinnacle Foods Fort Madison LLC	Delaware	Pinnacle Foods Group LLC	100%	100%